CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 31, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-34845 and 811-6014) of Dreyfus Connecticut Municipal Money Market Fund, Inc.



                                     /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP



New York, New York
January 27, 2003